Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements listed below of MGIC Investment Corporation of our report dated January 9, 2002 relating to the consolidated financial statements, which appears in the 2001 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 9, 2002 relating to the financial statement schedules, which appears in this Form 10-K.

       1.     Registration Statement on Form S-8 (Registration No. 33-43543)

       2.     Registration Statement on Form S-8 (Registration No. 33-79340)

       3.     Registration Statement on Form S-8 (Registration No. 333-56350)

       4.     Registration Statement on Form S-8 (Registration No. 333-56346)



PRICEWATERHOUSECOOPERS LLP

Milwaukee, Wisconsin
March 28, 2002